Exhibit 99.2

211 Commerce Street • Suite 800 • Nashville, Tennessee 37201 • www.caremark.com • (615) 743-6600

CAREMARK ANNOUNCES ENHANCEMENTS TO CVS MERGER

CAREMARK SHAREHOLDERS WILL RECEIVE SPECIAL CASH DIVIDEND

OF $7.50 PER SHARE, OR A TOTAL OF $3.2 BILLION

NASHVILLE, TN – March 8, 2007 – Caremark Rx, Inc. (NYSE: CMX) today announced that the value of its pending merger with CVS Corporation (NYSE: CVS) has been enhanced by an increased special cash dividend of $7.50 per share, up from $6.00 per share, payable to Caremark shareholders promptly following closing. The total value of the special cash dividend is now approximately $3.2 billion.

The value of the CVS merger to Caremark shareholders has also been increased by CVS’s new commitment to commence a cash tender offer for 150 million (or approximately 10%) of the outstanding CVS/Caremark shares at a price of $35 per share promptly following closing of the merger. This tender offer replaces the previously announced accelerated share repurchase program and is conditioned on the completion of the merger.

Caremark stated: “These two major enhancements make an already compelling transaction even more attractive for Caremark shareholders. The near-term cash value has been increased by $3.2 billion since the merger was originally announced, while the $5.25 billion post-closing tender offer will increase the earnings accretion of this powerful combination. We are pleased to be holding our special shareholder meeting as scheduled on March 16th and look forward to promptly closing the merger and beginning to realize the long-term strategic and financial value of this ground-breaking merger.”

At a meeting today, the Caremark Board of Directors approved the enhancements to the CVS merger, declared the special cash dividend of $7.50 per share, and unanimously reaffirmed its recommendation that Caremark stockholders vote “FOR” the merger of Caremark and CVS at the Caremark special meeting on March 16, 2007. The special cash dividend will be paid upon or promptly after the effective time of the merger. Payment of the special cash dividend is conditioned on the completion of the merger.

At the same meeting, Caremark’s Board of Directors, after thorough consideration and consultation with its legal and financial advisors, also determined that the amended Express Scripts proposal does not constitute, and is not reasonably likely to lead to, a superior proposal, as detailed in the company’s 14D-9 filed today with the SEC.

The Company believes that the addition of a “ticking fee” does not address the deficiencies in the original Express Scripts proposal, particularly its highly conditional and highly leveraged nature, nor does it address the significant risks of business disruption and customer attrition. The Company notes that the antitrust risks of the Express Scripts proposal were confirmed by Express Scripts’ admission yesterday that it will receive a second request from the Federal Trade Commission. The CVS merger has received all necessary regulatory approvals.

Caremark and CVS will hold their respective shareholder meetings to vote on the transaction on March 16 and March 15 and intend to close the merger shortly thereafter.

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About Caremark

Caremark is a leading pharmaceutical services company, providing through its affiliates comprehensive drug benefit services to over 2,000 health plan sponsors and their plan participants throughout the U.S. The company’s clients include corporate health plans, managed care organizations, insurance companies, unions, government agencies and other funded benefit plans. In addition, Caremark is a national provider of drug benefits to eligible beneficiaries under the Medicare Part D program. The company operates a national retail pharmacy network with over 60,000 participating pharmacies, seven mail service pharmacies, the industry’s only FDA-regulated repackaging plant and 21 licensed specialty pharmacies for delivery of advanced medications to individuals with chronic or genetic diseases and disorders.

Additional information about Caremark is available at www.caremark.com and at www.cvscaremarkmerger.com.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Caremark and CVS. When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, “will”, “to be” and any similar expressions and any other statements that are not historical facts, in each case as they relate to Caremark, CVS or the combined company or the transaction, are intended to identify those assertions as forward-looking statements. Such statements include, but are not limited to, statements about the benefits of the merger, information about the combined company, including anticipated accretion, return on equity, cost synergies, incremental revenues, new products and offerings, cash flows, combined operating and financial data, including future financial and operating results, the combined company’s objectives, plans and expectations, the likelihood of satisfaction of certain closing conditions and whether and when the merger will be consummated. These statements are based upon the current beliefs and expectations of management of Caremark and CVS and are subject to a number of factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. The following factors, among other things, could cause actual results to differ from the forward-looking statements in this document: (1) the companies may be unable to obtain stockholder or regulatory approvals in a timely manner, if at all; (2) the businesses of Caremark and CVS may not be integrated successfully or as quickly as expected; (3) cost savings and any other synergies or cash flows from the merger may not be fully realized or may take longer to realize than expected; (4) the transaction may involve unexpected costs; (5) the businesses and results of operations of Caremark and CVS may suffer as a result of uncertainty surrounding the transaction; and (6) the industry may be subject to future regulatory or legislative action. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements of the two companies. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this document may not occur. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release. Risk factors affecting the businesses of each of Caremark and CVS are set forth in, and may be accessed through, each company’s filings with the SEC. These and other factors relating to the merger are available in the joint proxy statement/prospectus filed with the SEC.

Important Information for Investors and Stockholders

CVS has filed with the SEC a registration statement on Form S-4 that was declared effective by the SEC on January 19, 2007. This registration statement includes a joint proxy statement/prospectus in connection with the proposed merger. Caremark and CVS urge investors and stockholders to read the joint proxy statement/prospectus and any other relevant documents filed by either party with the SEC because they contain important information.

Investors and stockholders are currently able to obtain the joint proxy statement/prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Caremark will be available free of charge on the investor relations portion of the Caremark website at www.caremark.com. Documents filed with the SEC by CVS will be available free of charge on the investor relations portion of the CVS website at http://investor.cvs.com. Investors and stockholders may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of Caremark stockholders to approve the merger at the following address: Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022.

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Contact:

Investor Relations: Craig Hartman, (615) 743-6653, or InnisFree M&A Incorporated, 877-750-9498

Media Relations: George Sard/Brandy Bergman/Jeffrey Mathews, Sard Verbinnen & Co, (212) 687-8080